SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2005

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2005, all of the terms and conditions of an agreement between Stepan Company (“Stepan”) and Mr. Nicholas J. Nedeau regarding Mr. Nedeau’s prospective employment as an Executive Officer of Stepan serving as the Vice President, General Counsel and Secretary were satisfied. It is anticipated that Mr. Nedeau will begin his employment as an Executive Officer of Stepan serving as the Vice President, General Counsel and Secretary on May 2, 2005. As an addendum to Mr. Nedeau’s offer letter dated April 13, 2005, which was accepted by Mr. Nedeau on April 14, 2005, Stepan has agreed that within the first five years of Mr. Nedeau’s employment with Stepan, starting with his date of hire, if there is a change in control of Stepan and his employment is terminated due to the change in control, Mr. Nedeau will be due a severance payment in an amount of twelve months of his base salary at the time of his termination or will be provided a severance payment in accordance with any Stepan severance policy at that time, whichever is greater. A copy of the agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Agreement between Stepan Company and Nicholas J. Nedeau dated April 14, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens Assistant Secretary

Date: April 28, 2005

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement between Stepan Company and Nicholas J. Nedeau dated April 14, 2005

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